Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

September 10, 2015

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Re:     Registration Statement on Form S-4 of Bryn Mawr Bank Corporation

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of up to $30,000,000 principal amount of the Company’s 4.75% Fixed-to-Floating Subordinated Notes due 2025 (the “New Notes”), in exchange for a like principal amount of the Company’s outstanding unregistered 4.75% Fixed-to-Floating Subordinated Notes due 2025 (the “Old Notes”).

The New Notes will be issued pursuant to an indenture dated as of August 6, 2015 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined copies of the Registration Statement, the Indenture, the Old Notes, the New Notes, the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), and such other records, documents and statutes as we have deemed necessary for purposes of rendering the opinion set forth herein.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

Bryn Mawr Bank Corporation

September 10, 2015

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America, the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of New York and, to the extent relevant to the matters covered by our opinion, the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or any prospectus, other than as expressly stated herein with respect to the issuance of the New Notes.

In addition, our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the New Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Old Notes in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Company.

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the captions “Interests of Named Experts and Counsel” and “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

STRADLEY RONON STEVENS & YOUNG, LLP